Exhibit 23(c)



                              Accountants' Consent




The Board of Directors
RGC Resources, Inc.:


We consent to incorporation by reference herein of our report dated October 17, 1997, relating to the consolidated statements of earnings, stockholders' equity and cash flows of RGC Resources, Inc. (successor to Roanoke Gas Company) and subsidiaries for the year ended September 30, 1997, which report is included in the September 30, 1999 Annual Report on Form 10-K of RGC Resources, Inc.

                                        KPMG LLP



Roanoke, Virginia
March 3, 2000